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                                                                    EXHIBIT 10.5


                             FIRST ADDENDUM TO LEASE


        THIS FIRST ADDENDUM TO LEASE, made and entered into this 15th day of October, 1999, by and between VOIT MANAGEMENT COMPANY, L.P., MANAGING AGENTS FOR THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (hereinafter called "Lessor"), and WEBTRENDS CORPORATION (hereinafter called "Lessee").

                               W I T N E S S E T H

        WHEREAS by Lease Agreement dated November 20, 1998, (the "Lease"), Lessee leased from Lessor certain premises located on the 12th, 7th, and 6th floors of Pacific First Center, 851 Southwest Sixth Avenue, Portland, Oregon consisting of approximately 36,956 rentable square feet (the "Premises"),

        WHEREAS the parties desire to modify certain provisions of the Lease,

        NOW THEREFORE it is mutually agreed as follows:

        1. PREMISES: On the Effective Date, as defined below the Premises shall be modified to include, in addition to the space heretofore leased, 14,957 rentable square feet of space on the eighth floor known as suite 800 (the "Expansion Space" ) as shown on the attached Exhibit A.

        2. RENTAL: On the Effective Date, base rent for the Premises shall be increased to include $24,305.13 per month for the Expansion Space, or a total of $81,771.70 per month ($57,466.58 plus $24,305.13). On July 1, 2001 base rent for the Premises shall be increased to $87,490.91 per month ($26,174.75 for the Expansion Space and $61,316.16 for the Original Space). Such sums shall be payable in advance without deduction or offset on the first day of each month.

        3. ADDITIONAL RENT: Effective on the Effective Date Lessee's percentage share for purposes of Additional Rent as defined in the Lease shall be increased by 6.54% or a total of 22.76%. (16.22% + 6.54%). The Base Year for the Expansion Space shall be 2000, the Base year for all prior space Leased shall remain 1999.

        4. TENANT IMPROVEMENTS: Lessee accepts the Expansion Space in its "as is" condition. Lessor will provide an allowance for improvements to the space of up to a total of $187,411.00 ($12.53 psf), to include required work per Lessees plans and specifications and shall be subject to Lessor's prior written



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approval, and shall include all costs for plans, specifications and all necessary governmental approval, permit fees, etc., and meet building standard construction and finishes, and is subject to all provisions of Lessor's standard Work Letter. Should total costs of Lessee's required work exceed $187,411.00 such additional cost shall be completed by Lessor for Lessee's account. Lessee agrees to provide Lessor on or before December 1, 1999 complete plans and specifications of Lessee's required improvements to the Expansion Space. Lessor will provide an estimate of the cost to complete the work outlined and Lessor and Lessee shall agree on the scope of work and maximum estimated cost to complete the work on or before 12/31/99.

        5. This First Addendum to Lease is conditioned upon Lessor securing from the existing eighth floor tenant a satisfactory Termination Agreement and the existing eighth floor tenant vacating the eighth floor on or before 12/31/99. Such agreement was executed by the eighth floor tenant on 11/4/99.

        6. EFFECTIVE DATE: The "Effective Date" of this First Addendum to Lease shall be March 1, 2000, provided that if Lessor is delayed in receiving possession 12/31/99, the Effective Date will be deferred on a day-for-day basis.

        7. PARKING: On the Effective Date Lessor agrees to allocate (3) additional parking spaces in the Building garage, for a total of (13) spaces (10 + 3), at the prevailing rate for parking in effect from time to time.

Except as specifically modified herein, all other terms, covenants and conditions of the Lease, shall remain in full force and effect.

                    TIME IS OF THE ESSENCE OF THIS AGREEMENT.

        IN WITNESS WHEREOF the parties hereto have signed and dated this First Addendum to Lease in triplicate originals.

LESSEE:                                          LESSOR:
WEBTRENDS CORPORATION                            VOIT MANAGEMENT COMPANY,
                                                 L.P., managing agents for
                                                 THE PRUDENTIAL INSURANCE
                                                 COMPANY OF AMERICA




BY: /s/ James T. Richardson                 BY:  /s/
   ----------------------------------          ---------------------------------
                                                 Senior Portfolio Manager

DATE: 11/16/99                              DATE: 11-22-99




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